Exhibit 32.1
     DAC TECHNOLOGIES GROUP INTERNATIONAL, INC. CERTIFICATION PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(c) OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350
     In connection with the Quarterly Report on Form 10-Q of DAC Technologies Group International Inc (the “Company”) for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David A. Collins, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David A. Collins, Chairman, CEO and Principal Executive Officer

Date: May 15, 2008